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                                                         Exhibit 21A
P R O X Y


                              THE SOUTHERN COMPANY
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS



For Annual Meeting of Stockholders May 24, 1995

The undersigned hereby appoints A. W. DAHLBERG and W. L. WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Savannah Civic Center, 221 West Ogle-thorpe Avenue, Savannah, Georgia, at 10:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting including, without limitation, the proposals listed on the reverse side hereof.

                                     Please mark, date, and sign exactly as
                                     name appears and return this proxy card
                                     promptly in the enclosed envelope to The
                                     Southern Company, Stockholder Services,
                                     P. O. Box 105700, Atlanta, Georgia 30352-
                                     9870.
                                     Date _______________________________, 1995

                                     __________________________________________

                                     __________________________________________
                                                    Signature(s)

                                     CHECK BOX IF YOU ARE ATTENDING THE ANNUAL
                                     MEETING IN PERSON [_]


                           (CONTINUED ON OTHER SIDE)

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P R O X Y

 UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 - 5
                             AND "AGAINST" ITEM 6.

 (1) Election of Directors              (3) Approval of Outside Directors
     FOR all nominees listed below [_]      Stock Plan

                                            FOR [_] AGAINST [_] ABSTAIN [_]
J. C. Adams, A. D. Correll, A. W.
Dahlberg, P. J. DeNicola,               (4) Approval of amendments to the
J. Edwards, H. A. Franklin, B. S.           Productivity Improvement Plan for
Gordon, L. G. Hardman, III, E. B.           Executive Officers
Harris, W. A. Parker, Jr., W. J.
Rushton, III, G. M. Shatto, G. J.           FOR [_] AGAINST [_] ABSTAIN [_]
St. Pe, H. Stockham
                                        (5) Approval of amendments to The
(Instruction: To withhold                   Southern Company Executive Stock
authority to vote for any                   Plan
individual nominee, write that
nominee's name on the space                 FOR [_] AGAINST [_] ABSTAIN [_]
provided below.)
                                      THE DIRECTORS RECOMMEND A VOTE "AGAINST"
                                      ITEM 6.
__________________________________
 WITHHOLD vote for all nominees [_]     (6) Stockholder Proposal on Disclosure
                                            of Certain Consulting Firms
THE DIRECTORS RECOMMEND A VOTE "FOR"
ITEMS 2 - 5.

 (2) Appointment of Auditors                FOR [_] AGAINST [_] ABSTAIN [_]

   FOR [_]AGAINST [_] ABSTAIN [_]



                               (SEE OTHER SIDE)


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                       EXPLANATION OF DIFFERENCES BETWEEN
                  CIRCULATED DOCUMENT AND ELECTRONIC DOCUMENT

Form of Proxy

1. The circulated document is 8 1/2 by 3 5/8 inches on yellow and white IBM 3800 compatible stock.

2. The type style is Spectra Extra Bold, Bold and Medium. Type sizes range from 18 point to 6 point.